REPORT OF SYMONDS, EVANS & COMPANY, P.C.,
INDEPENDENT AUDITORS

To the Board of Directors and
Shareholders of PremierWest Bancorp

We have audited the  accompanying  consolidated  balance  sheets of  PremierWest
Bancorp and subsidiaries (PremierWest) as of December 31, 2000 and 1999, and the
related consolidated statements of income, changes in shareholders’  equity and cash flows for the years then ended. These consolidated financial statements are the  responsibility of PremierWest's  management.  Our  responsibility is to express an  opinion  on these  consolidated  financial  statements  based on our audits.  We did not audit the 1999 consolidated  financial  statements of United
Bancorp  and  subsidiaries  (United),  which are  included  in the  consolidated financial  statements of PremierWest as discussed in Note 2 to the  consolidated financial statements, and which statements reflect total assets of approximately
$135,668,000 as of December 31, 1999, and net interest  income of  approximately
$5,447,000  for the year then  ended.  Those  statements  were  audited by other auditors whose report has been  furnished to us, and our opinion,  insofar as it relates to the amounts included for United, is based solely on the report of the other auditors.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit
to  obtain  reasonable  assurance  about  whether  the  consolidated   financial
statements are free of material misstatement.  An audit includes examining, on a test basis,  evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and  significant  estimates made by  management,  as well as evaluating the overall financial statement  presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our  opinion,  based on our  audits  and the  report of other  auditors,  the consolidated  financial  statements  referred to above  present  fairly,  in all material respects,  the financial position of PremierWest and subsidiaries as of
December 31, 2000 and 1999,  and the results of their  operations and their cash flows  for the  years  then  ended  in  conformity  with  accounting  principles generally accepted in the United States.

During May 2000,  PremierWest and United were merged in a transaction  accounted for as a  pooling-of-interests.  The consolidated  financial  statements for the year ended  December 31, 1998,  represent the  combination  of the  consolidated financial  statements of PremierWest and United, which were audited and reported on  separately  by  other  auditors.  We have  audited  the  combination  of the accompanying  consolidated  financial statements for the year ended December 31,
1998, after  restatement for the May 2000 pooling of interests.  In our opinion, such consolidated  financial statements have been properly combined on the basis described in Note 2 to the consolidated financial statements.

Symonds, Evans & Company, P.C.

January 19, 2001